UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2017

ALPINE IMMUNE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37449	20-8969493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 230

Seattle, WA 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 788-4545

Nivalis Therapeutics, Inc.

5480 Valmont Road, Suite 200

Boulder, CO 80301

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 24, 2017, Nivalis Therapeutics, Inc. (the “Company”) completed its business combination with what was then known as “Alpine Immune Sciences, Inc.” (“Alpine”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 18, 2017, by and among the Company, Nautilus Merger Sub, Inc. (“Merger Sub”), and Alpine (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Alpine, with Alpine surviving as a wholly owned subsidiary of the Company (the “Merger”). On July 24, 2017, in connection with, and prior to the completion of, the Merger, the Company effected a 1:4 reverse stock split of its common stock (the “Reverse Stock Split”), and on July 24, 2017, immediately after completion of the Merger, the Company changed its name to “Alpine Immune Sciences, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Alpine, which is a development-stage specialty pharmaceutical company focused on discovering and developing protein-based immunotherapies targeting the immune synapse to treat cancer, inflammatory disorders, and other diseases.

Under the terms of the Merger Agreement, the Company issued shares of its common stock to Alpine’s stockholders, at an exchange rate of 0.4969 shares of the Company’s common stock, after taking into account the Reverse Stock Split, for each share of Alpine common stock and preferred stock outstanding immediately prior to the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Alpine. The Company also assumed all of the stock options outstanding under the Alpine Amended and Restated 2015 Stock Plan, as amended (the “Alpine Plan”), and stock warrants for Alpine’s capital stock outstanding immediately prior to the Merger, with such stock options and warrants henceforth representing the right to purchase a number of shares of the Company’s common stock equal to 0.4969 multiplied by the number of shares of Alpine common stock or preferred stock previously represented by such options and warrants. The Company also assumed the Alpine Plan.

Immediately after the Merger, there were 13,881,645 shares of the Company’s common stock outstanding. Immediately after the Merger, the former stockholders, warrantholders and optionholders of Alpine owned, or held rights to acquire, approximately 74% of the fully-diluted common stock of the Company, which for these purposes is defined as the outstanding common stock of the Company, plus “in the money” options and warrants to purchase shares of the Company’s common stock, assuming that all “in the money” options and warrants of the Company outstanding immediately prior to the Merger are exercised on a cashless basis immediately prior to the closing of the Merger (the “Fully-Diluted Common Stock of Nivalis”), with the Company’s stockholders, optionholders and warrantholders immediately prior to the Merger owning, or holding rights to acquire, approximately 26% of the Fully-Diluted Common Stock of Nivalis. More than 74% of the Company’s common stock outstanding immediately after the Merger is held by stockholders party to lock-up agreements, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain warrants and options, for a period of 180 days following the completion of the Merger.

The shares of the Company’s common stock issued to the former stockholders of Alpine were registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-218134) (the “Registration Statement”). Immediately prior to the Merger, Alpine issued and sold an aggregate of approximately $17 million of shares of Alpine common stock to certain existing stockholders of Alpine.

The Company’s shares of common stock listed on The NASDAQ Global Market, previously trading through the close of business on July 24, 2017 under the ticker symbol “NVLS,” will commence trading on The NASDAQ Global Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “ALPN” on July 25, 2017. The Company’s common stock has a new CUSIP number, 02083G100.

The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, at the special meeting of the Company’s stockholders held on July 19, 2017, the Company’s stockholders approved a certificate of amendment to the amended and restated certificate of incorporation of the Company to effect the Reverse Stock Split and approved a certificate of amendment to the amended and restated certificate of incorporation of the Company to change the Company’s name from “Nivalis Therapeutics, Inc.” to “Alpine Immune Sciences, Inc.”

On July 24, 2017, in connection with the Merger, the Company filed the certificate of amendment to the amended and restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every 4 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock after the Reverse Stock Split. The vesting of all outstanding and unexercised options to purchase shares of the Company’s common stock was accelerated in full immediately prior to the completion of the Merger and all outstanding and unexercised warrants to purchase shares of the Company’s common stock otherwise remain in effect pursuant to their terms, subject to adjustment to account for the Reverse Stock Split. Immediately following the Reverse Stock Split and the Merger, there were 13,881,645 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. In accordance with the certificate of amendment to the amended and restated certificate of incorporation of the Company, any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the consummation of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The NASDAQ Global Market on July 21, 2017.

On July 24, 2017, in connection with, and immediately following, the Merger, the Company filed a certificate of amendment to the amended and restated certificate of incorporation of the Company with the Secretary of State of the State of Delaware to change the Company’s name from “Nivalis Therapeutics, Inc.” to “Alpine Immune Sciences, Inc.”

The foregoing descriptions of the certificates of amendment to the amended and restated certificate of incorporation of the Company are not complete and are subject to and qualified in their entirety by reference to each such certificate of amendment to the amended and restated certificate of incorporation, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, all of the directors of the Company prior to the Merger, other than two designees mutually agreed upon by the Company and Alpine to either be appointed to or remain on the board of directors, resigned as directors immediately prior to the effective time of the Merger. Those two directors then appointed, effective as of the effective time of the Merger, four designees selected by Alpine, each to serve as directors in staggered classes agreed upon by the Company and Alpine prior to the completion of the Merger, with one of the Company’s designees appointed to the class whose term expires in 2018 and the other of the Company’s designees appointed to the class whose term expires in 2019. In addition, pursuant to the Merger Agreement, the majority of the other members of the board of directors will appoint as a director one independent designee who is unaffiliated with either the Company or Alpine.

In accordance with the Merger Agreement, on July 24, 2017, immediately prior to the effective time of the Merger, John Moore, Howard Furst, M.D., Evan Loh, M.D., and Cynthia Smith resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged. Following such resignations, the Company’s board of directors was comprised of Robert Conway, a director whose term expires at the Company’s 2018 annual meeting of stockholders, and Paul Sekhri, a director whose term expires at the Company’s 2019 annual meeting of stockholders and effective as of the effective time of the Merger the following individuals were appointed to the Company’s board of directors: James N. Topper, M.D., Ph.D., as a director whose term expires at the Company’s 2018 annual meeting of stockholders, Peter Thompson, M.D., as a director whose term expires at the Company’s 2019 annual meeting of stockholders, Mitchell H. Gold, M.D., as a director whose term expires at the Company’s 2020 annual meeting of stockholders and Jay Venkatesan, M.D. as a director whose term expires at the Company’s 2020 annual meeting of stockholders.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the Merger Agreement, on July 24, 2017, immediately prior to the effective time of the Merger, John Moore, Howard Furst, M.D., Evan Loh, M.D., and Cynthia Smith resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Also on July 24, 2017, immediately prior to the effective time, R. Michael Carruthers, the Company’s Interim President and Chief Financial Officer and Janice Troha, the Company’s Chief Operating Officer, resigned as officers of the Company.

(c) On July 24, 2017, effective as of the effective time of the Merger, the Company’s board of directors appointed Mitchell H. Gold, M.D., as the Executive Chairman of the Company’s board of directors and the Company’s Chief Executive Officer and Assistant Secretary, Jay Venkatesan, M.D., as the Company’s President, Stanford Peng, M.D., Ph.D., as the Company’s Executive Vice President of Research and Development and Chief Medical Officer and Paul Rickey as the Company’s Senior Vice President, Chief Financial Officer and Secretary, each to serve at the discretion of the Company’s board of directors. There are no family relationships among any of the Company’s directors and executive officers.

Mitchell H. Gold, M.D., 50 years old, has served as Alpine’s acting Chief Executive Officer since June 2016 and has served as Executive Chairman and as a member of Alpine’s board of directors since January 2015. Prior to co-founding Alpine, Dr. Gold was Chairman and Founder of Alpine Biosciences, a privately-held biotech company, from 2012 to 2014. From 2001 to 2012, Dr. Gold served in a variety of roles with Dendreon Corporation (which has since been acquired by Valeant Pharmaceuticals International, Inc. through an asset purchase agreement), including President, Chief Executive Officer, and Chairman of the board of directors. Earlier in his career, Dr. Gold served as Vice President of Business Development at Data Critical from 2000 to 2001. From 1995 to 2000, Dr. Gold was President and Chief Executive Officer of Elixis Corporation. Dr. Gold holds an M.D. from Rush Medical College of Rush University Medical Center and a B.S. in Biology from the University of Wisconsin. Dr. Gold is currently a Managing Partner at Alpine BioVentures, GP, LLC, a Delaware limited liability company, which is a general partner of Alpine Immunosciences, L.P., a Delaware limited partnership. In addition, Dr. Gold is also a limited partner of Alpine Immunosciences, L.P. As a result of the Merger, Alpine Immunosciences, L.P., is currently a holder of more than 5% of the Company’s outstanding common stock.

Pursuant to Dr. Gold’s March 2017 employment agreement with Alpine, during his employment with Alpine, Dr. Gold has the customary duties applicable to his position as Chief Executive Officer. Dr. Gold receives an annual base salary of $300,000 to be paid in accordance with the customary payroll practices of Alpine, subject to annual review by the Board in its sole discretion. During his employment, Dr. Gold is eligible to participate in Alpine’s applicable benefit plans and is eligible for paid vacation and sick leave, with levels to be determined by Alpine’s Board, all upon the same terms as offered to other senior executives. Subject generally to Dr. Gold’s continued employment as Alpine’s Chief Executive Officer (including continued service as the Company’s Executive Chairman and Chief Executive Officer), Dr. Gold’s grant of options to purchase 605,000 shares of Alpine’s common stock (“March 2017 Options”) (which converted into options to purchase 300,624 shares of the Company’s common stock) under the Alpine Plan will vest and become exercisable as follows: 1/4th of the option will vest and become exercisable on the 12-month anniversary of January 20, 2017; 1/36th of the remaining number of shares shall vest each month thereafter, such that one hundred percent of shares shall be vested and exercisable as of the 4 year anniversary of January 20, 2017. Upon a termination of Dr. Gold’s employment with Alpine (and its affiliates) either by Alpine without cause or by Dr. Gold for good reason, Dr. Gold, contingent upon his execution and non-revocation of a release in favor of Alpine and its affiliates and provided that Dr. Gold agrees to remain reasonably available to consult with Alpine on an as needed basis for a period of 12 months, will receive three months of continued health coverage at Alpine’s expense, and Dr. Gold’s March 2017 Options shall be accelerated by a period of 12 months. Additionally, upon such a termination within the period that begins during the 90 days prior to a change of control of Alpine (which does not include the Merger) and which ends 12 months after such change of control, then, all of his outstanding, unvested March 2017 Options or any cancelled, assumed or substituted option held by Dr. Gold in lieu of the March 2017 Options at the time of termination shall become fully vested and exercisable immediately prior to the effective date of termination. Pursuant to the terms of Dr. Gold’s option agreement, as amended, for options to purchase 300,000 shares of Alpine’s common stock granted in December 2015 (“December 2015 Options”) (196,875 of which December 2015 Options were exercised prior to the Merger and converted into an aggregate of 97,827 shares of the Company’s common stock in the Merger, and 103,125 of which December 2015 Options were outstanding immediately prior to the Merger and converted into options to purchase 51,242 shares of the Company’s common stock), if a change of control occurs (which does not include the Merger), the vesting of all such December 2015 Options then held by him shall accelerate in full and he will have the right to exercise any and all such options; provided, that any cancelled, assumed, or substituted options held by Dr. Gold in lieu of his December 2015 Options at the time of termination shall become fully vested and exercisable upon a termination of Dr. Gold’s employment with Alpine (and its affiliates) either by Alpine without cause or by Dr. Gold for good reason in connection with or within 12 months of a change of control. Pursuant to the terms of Dr. Gold’s option agreement for options to purchase 420,439 shares of Alpine’s common stock granted in April 2017 (“April 2017 Options”) (which converted into options to purchase 208,916 shares of the Company’s common stock), if a change of control occurs (which does not include the Merger) and upon a termination of Dr. Gold’s employment with Alpine (and its affiliates, including the Company) either by Alpine without cause or by Dr. Gold for good reason, the vesting of all such April 2017 Options then held by him shall accelerate in full and he will have the right to exercise any and all such options; provided, that such options are subject to partial acceleration upon a termination of Dr. Gold’s employment with Alpine (and its affiliates) either by Alpine without cause or by Dr. Gold for good reason that is not in connection with a change of control as provided in Dr. Gold’s employment agreement.

Jay Venkatesan, M.D., 45 years old, served as Alpine’s Chief Executive Officer from November 2015 to June 2016 before transitioning to Alpine’s President in June 2016. Dr. Venkatesan has served as a member of Alpine’s board of directors since November 2015. Prior to joining Alpine, Dr. Venkatesan was the Executive Vice President and General Manager of Oncothyreon, Inc. (now Cascadian Therapeutics) from August 2014 to May 2015 following Oncothyreon’s acquisition of Alpine Biosciences, where he served as co-founder and Chief Executive Officer. Previously, Dr. Venkatesan was the Founder, Portfolio Manager, and Managing Director of Ayer Capital Management, a global healthcare equity fund from 2008 to 2013. Prior to that, he was a Director at Brookside Capital

Partners from 2002 to 2007. Earlier in his career, Dr. Venkatesan was involved in healthcare investing at Partricof & Co. Ventures from 1995 to 1996 and consulting at McKinsey & Company from 1993 to 1995. In addition, Dr. Venkatesan currently serves on the board of directors of Iovance Biotherapeutics (NASDAQ: IOVA) (formerly Lion Biotechnologies), Transplant Genomics, CellBioTherapy, and Exicure Therapeutics. Dr. Venkatesan received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. in Chemistry from Williams College. Dr. Venkatesan is currently a Managing Partner at Alpine BioVentures, GP, LLC, a Delaware limited liability company, which is a general partner of Alpine Immunosciences, L.P., a Delaware limited partnership. In addition, Dr. Venkatesan is also a limited partner of Alpine Immunosciences, L.P. As a result of the Merger, Alpine Immunosciences, L.P., is currently a holder of more than 5% of the Company’s outstanding common stock.

Dr. Venkatesan does not have an employment agreement with Alpine. Pursuant to the terms of Dr. Venkatesan’s option agreement, as amended, subject generally to Dr. Venkatesan’s continued employment as Alpine’s President (including continued service as the Company’s President), Dr. Venkatesan’s options to purchase 300,000 shares of Alpine’s common stock (118,750 of which options were exercised prior to the Merger and converted into an aggregate of 59,005 shares of the Company’s common stock in the Merger, and 181,250 of which options were outstanding immediately prior to the Merger and converted into options to purchase 90,063 shares of the Company’s common stock) granted in December 2015 under the Alpine Plan will vest and become exercisable as follows: 75,000 shares shall vest on May 25, 2016; 1/36th of the remaining number of shares shall vest each monthly anniversary from August 1, 2016, such that one hundred percent of the shares shall be vested and exercisable as of the three-year anniversary of August 1, 2016. If a change of control occurs (which does not include the Merger), the vesting of all such options then held by Dr. Venkatesan shall accelerate in full and he will have the right to exercise any and all such options; provided, that any cancelled, assumed, or substituted options held by Dr. Venkatesan in lieu of his December 2015 options at the time of termination shall become fully vested and exercisable upon a termination of Dr. Venkatesan’s employment with Alpine (and its affiliates) either by Alpine without cause or by Dr. Venkatesan for good reason in connection with or within 12 months of a change of control.

Stanford Peng, M.D., Ph.D., 46 years old, has served as Alpine’s Chief Medical Officer since September 2016. In February 2017, his title was changed to Executive Vice President of Research and Development and Chief Medical Officer. Prior to joining Alpine, Dr. Peng was Chief Medical Officer and head of clinical development at Stemcentrx, providing strategic oversight of the company’s clinical and translational programs from 2015 to 2016. Previously, Dr. Peng was Executive Medical Director at Seattle Genetics where he developed multiple programs for antibody-drug conjugates from 2014 to 2015. Earlier in his career, he directed translational research and auto-immune related clinical trials as head of the Rheumatology Clinical Research Unit at the Benaroya Research Institute from 2009 to 2014 and served as Senior Director, Clinical Research and Exploratory Development at Roche from 2005 to 2008. Between 2009 and 2014, Dr. Peng also served as Member Physician at Virginia Mason Medical Center. Dr. Peng served as an Assistant Professor at the Washington University School of Medicine from 2002 to 2005. From 2008 to 2009, Dr. Peng served as Senior Director at ARYx Therapeutics, Inc. (NASDAQ: ARYX). Dr. Peng received an M.D. and Ph.D. in biology from the Yale University School of Medicine and a B.A. in music and B.S. in biological sciences from Stanford University.

Pursuant to Dr. Peng’s August 2016 employment agreement with Alpine, as amended, during his employment with Alpine, Dr. Peng has the customary duties applicable to his position as the Executive Vice President of Research and Development and Chief Medical Officer. Dr. Peng receives an annual base salary of $375,000 to be paid in accordance with the customary payroll practices of Alpine, subject to annual review by the Board in its sole discretion. During his employment, Dr. Peng is eligible to participate in Alpine’s applicable benefit plans and is eligible for paid vacation and sick leave, with levels to be determined by Alpine’s Board, all upon the same terms as offered to other senior executives. Subject generally to Mr. Peng’s continued employment as Alpine’s Executive Vice President of Research and Development and Chief Medical Officer (including continued service as the Company’s Executive Vice President of Research and Development and Chief Medical Officer), Dr. Peng’s grant of initial options to purchase 325,000 shares of the Company’s common stock (which converted into options to purchase 161,492 shares of the Company’s common stock) and additional grant of options to purchase 75,000 shares of Alpine’s common stock (which converted into options to purchase 37,267 shares of the Company’s common stock) under the Alpine Plan will vest and become exercisable as follows: 1/4th of the option will vest and become exercisable on the 12-month anniversary of September 6, 2016; 1/36th of the remaining number of shares shall vest each month thereafter, such that one hundred percent of shares shall be vested and exercisable as of the 4 year anniversary of September 6, 2016. Upon a termination of Dr. Peng’s employment with Alpine (and its affiliates, including the Company) either by Alpine without cause or by Dr. Peng for good reason, Dr. Peng, subject to certain conditions, will receive a cash payment equal to 1/4th of his then-current base salary on the date of termination, three months of continued health coverage at Alpine’s expense, and Dr. Peng’s initial options shall be accelerated by a period of 12 months. Additionally, upon such a termination within the period that begins during the 90 days prior to a change of control of Alpine (which does not include the Merger) and which ends 12 months after such change of control, then, all of his outstanding, unvested options or any cancelled, assumed or substituted options held by Dr. Peng in lieu of the options at the time of termination shall become fully vested and exercisable immediately prior to the effective date of termination.

Paul Rickey, 38 years old, has served as Alpine’s Senior Vice President and Chief Financial Officer since April 2017. Mr. Rickey is an experienced executive who has spent nearly 16 years guiding financial strategy in the life sciences and technology industries. Prior to his joining Alpine in 2017, Mr. Rickey served as Chief Financial Officer of Sound Pharmaceuticals, overseeing finance, accounting and human resources. Before joining Sound Pharmaceuticals in 2016, Mr. Rickey was Vice President of Finance and Administration of Immune Design Corp., (NASDAQ:IMDZ) a publicly traded biotechnology company, where he helped complete the company’s private offerings, initial public offering, and follow-on financing, and also oversaw the corporate development, accounting and human resource functions. Before joining Immune Design in 2009, Mr. Rickey was Corporate Controller of Northstar Neuroscience, a publicly-traded medical device company, where he managed the company’s finance and accounting groups following Northstar’s initial public offering. Prior to his role at Northstar Neuroscience, Mr. Rickey was the accounting manager for Mobliss, Inc., a mobile technology company that was sold to Index Corp., of Japan. Mr. Rickey started his finance career at Ernst & Young LLP. Mr. Rickey graduated from the University of Washington with a B.A. and Masters in Professional Accounting and is a Certified Public Accountant.

Pursuant to Mr. Rickey’s April 2017 employment agreement with Alpine, during his employment with Alpine, Mr. Rickey has the customary duties applicable to his position as the Senior Vice President and Chief Financial Officer. Mr. Rickey receives an annual base salary of $275,000 to be paid in accordance with the customary payroll practices of Alpine, subject to annual review by the Board in its sole discretion. During his employment, Mr. Rickey is eligible to participate in Alpine’s applicable benefit plans and is eligible for paid vacation and sick leave, with levels to be determined by Alpine’s Board, all upon the same terms as offered to other senior executives. Subject generally to Mr. Rickey’s continued employment as Alpine’s Senior Vice President and Chief Financial Officer (including continued service as the Company’s Senior Vice President and Chief Financial Officer), Mr. Rickey’s grant of options to purchase 150,000 shares of the Company’s common stock (which converted into options to purchase 74,535 shares of the Company’s common stock) under the Alpine Plan will vest and become exercisable as follows: 1/4th of the option will vest and become exercisable on the 12-month anniversary of April 1, 2017; 1/36th of the remaining number of shares shall vest each month thereafter, such that one hundred percent of shares shall be vested and exercisable as of the 4 year anniversary of April 1, 2017. Upon a termination of Mr. Rickey’s employment with Alpine (and its affiliates, including the Company) either by Alpine without cause or by Mr. Rickey for good reason, Mr. Rickey, contingent upon his execution and non-revocation of a release in favor of Alpine and its affiliates and provided that Mr. Rickey agrees to remain reasonably available to consult with Alpine on an as needed basis for a period of 12 months, will receive a cash payment equal to 1/4th of his then-current base salary on the date of termination, three months of continued health coverage at Alpine’s expense, and Mr. Rickey’s options shall be accelerated by a period of 12 months. Additionally, upon such a termination within the period that begins during the 90 days prior to a change of control of Alpine (which does not include the Merger) and which ends 12 months after such change of control, then, all of his outstanding, unvested options or any cancelled, assumed or substituted options held by Mr. Rickey in lieu of the options at the time of termination shall become fully vested and exercisable immediately prior to the effective date of termination. In addition, Mr. Rickey is eligible to receive a one-time cash bonus in the amount of $50,000 payable following the Merger.

Each of Dr. Gold, Dr. Venkatesan, Dr. Peng and Mr. Rickey will enter into an indemnification agreement with the Company on July 24, 2017 immediately following the Merger.

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the election of directors to the Company’s board of directors pursuant to an in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

On July 24, 2017, Dr. Topper and Mr. Sekhri were appointed to the audit committee of the Company’s board of directors and Mr. Conway remains the chairman of the audit committee. On July 24, 2017, Dr. Topper and Dr. Thompson were appointed to the compensation committee of the Company’s board of directors, and Dr. Topper was appointed as the chairman of the compensation committee. Mr. Sekhri remains a member of the compensation committee. On July 24, 2017, Dr. Thompson and Mr. Conway were appointed to the nominating and corporate governance committee of the Company’s board of directors, and Dr. Thompson was appointed as the chairman of the nominating and corporate governance committee. Mr. Sekhri remains a member of the nominating and corporate governance committee.

Paul Sekhri has served as a member of Nivalis’ board of directors since February 2016. Mr. Sekhri is the President and CEO of Lycera Corp., a position he has held since February 2015. Prior to this position, he served as Senior Vice President, Integrated Care for Sanofi from April 2014 through January 2015, and as Group Executive Vice President, Global Business Development and Chief Strategy Officer for Teva Pharmaceutical Industries, Ltd. from March 2013 to March 2014. Prior to joining Teva, Mr. Sekhri spent five years from January 2009 to February 2013, as Operating Partner and Head of the Biotechnology Operating Group at TPG Biotech, the life sciences venture capital arm of TPG Capital. From 2004 to 2009 Mr. Sekhri was Founder, President, and Chief Executive Officer of Cerimon Pharmaceuticals, Inc. Prior to founding Cerimon, Mr. Sekhri was President and Chief Business Officer of ARIAD Pharmaceuticals, Inc. Previously, Mr. Sekhri spent four years at Novartis, as Senior Vice President, and Head of Global Search and Evaluation, Business Development and Licensing for Novartis Pharma AG. Mr. Sekhri has been a director on more than 20 private and public company boards, and is currently a member of the board of directors of Veeva Systems Inc. and Enumeral Biomedical Holdings,

Inc. (NASDAQ: ENUM) Mr. Sekhri is also the Chairman of the Board of Pharming N.V., Petra Pharma, and Topas Therapeutics GmbH. Additionally, he serves on several non-profit boards including the BioExec Institute, Inc., the TB Alliance, Young Concert Artists, Inc., The English Concert in America (TECA), and the Caramoor Center for Music and the Arts. Mr. Sekhri also served as a Member of the Board of Trustees of Carnegie Hall from 2010 to 2012, where he is now an active member of their Patrons Council.

Robert Conway has served as a member of Nivalis’ board of directors since April 2015. From 1999 to 2012, Mr. Conway served as the Chief Executive Officer and member of the board of directors of Array BioPharma (NASDAQ: ARRY), a publicly traded biopharmaceutical company. Prior to joining Array, Mr. Conway was the Chief Operating Officer and Executive Vice President of Hill Top Research, from 1996 to 1999. From 1979 until 1996, Mr. Conway held various executive positions for Corning Inc. (NYSE: GLW), including Corporate Vice President and General Manager of Corning Hazleton, a contract research organization. Since 2013, Mr. Conway has served on the board of directors of ARCA BioPharma (NASDAQ: ABIO), a publicly traded biopharmaceutical company, and was elected Chairman in June 2014. From 2004 to 2013, Mr. Conway served on the boards of directors of PRA International (NASDAQ: PRAH), which was a public company for a portion of his tenure there, and Bracket Corp., a private company. Mr. Conway serves as the Chairman of Wall Family Enterprise, a leading library and educational supplies company. In addition, Mr. Conway is a member of the Strategic Advisory Committee of Genstar Capital. Mr. Conway received a B.S. in accounting from Marquette University in 1976.

Peter Thompson, M.D., has served as a member of Alpine’s board of directors since June 2016. Dr. Thompson currently serves as a Private Equity Partner for OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he has also served as Venture Partner since joining in September 2010. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC. OrbiMed Capital GP VI LLC is the general partner of OrbiMed Private Investments VI, LP, which is a holder of more than 5% of Alpine’s outstanding capital stock. Dr. Thompson is a co-founder of and has served as a member of the board of directors of Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS) since December 2014. Dr. Thompson has also served as a director of Adaptimmune Therapeutics plc (NASDAQ: ADAP), a biopharmaceutical company, since 2014 and also currently serves on the boards of directors of several private companies. Dr. Thompson is a board-certified internist and oncologist and has served as Affiliate Professor of Neurosurgery at the University of Washington since 2010. Dr. Thompson co-founded and served as the Chief Executive Officer of Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from 2002 to 2009. Dr. Thompson previously held executive positions at Chiron Corporation and Becton Dickinson, and served on the faculty of the National Cancer Institute following his medical staff fellowship there. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.

James N. Topper, M.D., Ph.D., has served as a member of Alpine’s board of directors since June 2016. Dr. Topper is a managing member of FHM Life Sciences VIII, LLC, a Delaware limited liability company. FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP, a Delaware limited partnership. FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P., a Delaware limited partnership, which is a holder of more than 5% of Alpine’s outstanding capital stock. Dr. Topper has been a partner with Frazier Healthcare Partners since August 2003, serving as General Partner since 2005. Before joining Frazier Healthcare Partners, Dr. Topper served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals, Inc. and ran Millennium San Francisco (formerly COR Therapeutics, Inc.) from 2002 to 2003. Before the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR from 1999 to 2002. Dr. Topper currently serves as a member of the board of directors of AnaptysBio, Inc. (NASDAQ: ANAB) and has served on numerous other boards of directors, including Sierra Oncology, Inc. (formerly ProNai) (NASDAQ: SRRA), Amicus Therapeutics, Inc. (NASDAQ: FOLD), Portola Pharmaceuticals, Inc. (NASDAQ: PTLA), and La Jolla Pharmaceutical Company (NASDAQ: LJPC). Dr. Topper received his M.D. and Ph.D. in biophysics from Stanford University and his B.S. in biology from the University of Michigan.

Each of Dr. Topper and Dr. Thompson will enter into an indemnification agreement with the Company on July 24, 2017 immediately following the Merger.

While the Company currently expects to provide its non-employee directors with cash compensation consistent with its existing policy, the Company also currently expects to review its non-employee director cash and equity compensation policies and such policies may be subject to change.

(e)

On July 24, 2017, pursuant to the Merger Agreement, the Company assumed the Alpine Plan. Please see the section of the Registration Statement entitled “Management Following the Merger – Employment Benefits Plan – Alpine Immune Sciences, Inc. Amended and Restated 2015 Stock Plan” for information regarding the Alpine Plan, which such information is incorporated herein by reference.

Item 8.01. Other Events.

On July 25, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On June 30, 2017, Alpine drew down $5,000,000 in term loan advances pursuant to its loan and security agreement with a financial institution.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Alpine required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger and Reorganization, dated as of April 18, 2017, by and among Nivalis Therapeutics, Inc., Nautilus Merger Sub, Inc. and Alpine Immune Sciences, Inc. (incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 2.1, filed with the SEC on April 18, 2017) (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request)

Exhibit 3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

Exhibit 3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

Exhibit 99.1	Press release issued on July 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE IMMUNE SCIENCES, INC.

Date: July 25, 2017	By:	/s/ Mitchell H. Gold
		Name:	Mitchell H. Gold, M.D.
		Title:	Executive Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger and Reorganization, dated as of April 18, 2017, by and among Nivalis Therapeutics, Inc., Nautilus Merger Sub, Inc. and Alpine Immune Sciences, Inc. (incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 2.1, filed with the SEC on April 18, 2017) (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request)

Exhibit 3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

Exhibit 3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

Exhibit 99.1	Press release issued on July 25, 2017